EXHIBIT 1A-8

ESCROW AGREEMENT WITH FUNDAMERICA SECURITIES LLC

ESCROW SERVICES AGREEMENT

This Escrow Services Agreement (this "Agreement") is made and entered into as of _______________ by and between FundAmerica Securities, LLC ("FundAmerica Securities" or "Escrow Agent"), a Delaware limited liability company, and BrewDog USA Inc., a Delaware Corporation ("Issuer").

RECITALS

WHEREAS, Issuer proposes to offer for sale to investors as disclosed in its offering circular on Form 1-A (the "Offering") pursuant to Section 401 of the JOBS Act (Regulation A) promulgated by the U.S. Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Securities Act"), or another federal or state exemption from registration, either directly (issuer-direct) and/or through one or more registered broker-dealers (selling group), Common Stock (the "Securities") of the Issuer in the amount of up to $50,000,000 (the "Maximum Amount of the Offering").

WHEREAS, Issuer desires to establish an Escrow Account (as defined below)  in  which  funds received from prospective investors ("Subscribers") will be held during the Offering, subject to the terms and conditions of this Agreement. FundAmerica Securities agrees to serve as Escrow Agent for the Subscribers with respect to such Escrow Account, pursuant to SEC Rule 15c2-4, and in accordance with the terms and conditions set forth herein to be held at a FDIC insured bank (the  "Bank")  in  a  segregated  account  as described herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, it is hereby agreed as follows:

1. Establishment of Escrow Account. Prior to Issuer initiating the Offering and prior to the receipt of the first investor funds, the Escrow Agent shall establish an account at the Bank entitled "FundAmerica Securities LLC as Agent for BrewDog USA Inc. Escrow Account" (the "Escrow Account"). The Escrow Account shall be a segregated, deposit account at the Bank. All parties agree to maintain the Escrow Account and escrowed funds in a manner that is compliant with SEC Rules 10b-9 and 15c2-4, promulgated under the Securities Exchange Act of 1934, as amended.

2. Escrow Period. The period in which funds shall be held in escrow (the "Escrow Period") shall begin with the commencement of the Offering and shall terminate in whole or in part upon the first to occur of the following:

a.
The date upon which subscription amounts for the Maximum Amount of the Offering required to be sold have been deposited and cleared in the Escrow Account and the Issuer has instructed the closing on those funds; or

b.

January 1, 2017, or whatever date the Regulation A offering closes based upon the Form 1-A qualified by the Securities and Exchange Commission, unless extended by the Issuer by up to one hundred eighty (180) days by written instruction to the Escrow Agent by the Chief Executive Officer of the Issuer; or

c.	The date upon which a determination is made by Issuer and/or its authorized representatives to terminate the Offering.

During the Escrow Period, the parties agree that (i) Escrow Account and escrowed funds will be held for the benefit of the Subscribers, and that (ii) the Issuer is not entitled to any funds received into escrow, and that

© Copyright, 2015 FundAmerica Securities, LLC All Rights Reserved

no amounts deposited into the Escrow Account shall become the property of Issuer or any other entity, or be subject to any debts, liens or encumbrances of any kind of Issuer or any other entity. In addition, Issuer and Escrow Agent acknowledge that the total funds raised cannot exceed the Maximum Amount of the Offering permitted by the offering circular. Issuer represents that no funds have yet been raised for Issuer in the Offering and that all funds to be raised for the Offering will be deposited in the Escrow Account established by FundAmerica Securities at the Bank.

3. Deposits into the Escrow Account. All Subscribers will be instructed by Issuer or its agents to transfer funds by wire or ACH directly into the Escrow Account or deliver checks made payable to "FundAmerica Securities as Agent for BrewDog USA Inc. Escrow Account" for prompt deposit into the Escrow Account. All monies so deposited in the Escrow Account and which have cleared the banking system are hereinafter referred to as the "Escrow Amount." The Escrow Agent shall transmit all such checks to the Bank for deposit no later than the following day after receipt. Escrow Agent shall cause the Bank to process all Escrow Amounts for collection through the banking system and shall maintain an accounting of each deposit posted to its ledger, which also sets forth, among other things, each Subscriber's name and address, the quantity of Securities purchased, and the amount paid.

Any check payable other than to the Escrow Account as required hereby shall be returned promptly to the prospective purchaser, or if the Escrow Agent has insufficient information to do so, then to the Issuer, and such check shall be deemed not to have been delivered to the Escrow Account pursuant to the terms of this Agreement. Issuer or its agents shall promptly, concurrent with any new or modified subscription, provide Escrow Agent with a copy of the Subscriber's signed subscription agreement and other information as may be reasonably requested by Escrow Agent in the performance of its duties under this Agreement. As required by government regulations pertaining to the US Treasury, Homeland Security, the Internal Revenue Service and the U.S. Securities and Exchange Commission, federal law requires financial institutions to obtain, reasonably verify and record information that identifies each person (natural person or legal entity, including its authorized persons) who funds and executes securities transactions. Information requested of the Issuer and Subscribers will be typical information requested in the gathering and verification guidelines and best practices promulgated by anti-money laundering ("AML") rules and regulations and those regulatory agencies that enforce them.

Escrow Agent is under no duty or responsibility to enforce collection of any wire, check, or ACH delivered to it hereunder. Escrow Agent reserves the right to deny, suspend or terminate participation in the Escrow Account of any Subscriber to the extent Escrow Agent deems it advisable or necessary to comply with applicable laws or to eliminate practices that are not consistent with securities industry laws, rules, regulations or best practices. Escrow Agent may at any time reject or return funds to any Subscriber (i) that do not clear background checks (anti-money laundering, USA PATRIOT Act, social security number issues, etc.) to the satisfaction of Escrow Agent, in its sole and absolute discretion, or, (ii) for which Escrow Agent determines, in its sole discretion, that it would be improper or unlawful for Escrow Agent to accept or hold the applicable Subscriber's funds, as Escrow Agent, due to, among other possible issues, issues with the Subscriber or the source of the Subscriber's funds. Escrow Agent shall promptly inform Issuer of any such return or rejection.

4. Disbursements from the Escrow Account. In the event Escrow Agent does not receive written instructions from the Issuer to release funds from Escrow on or prior to the termination of the Escrow Period, Escrow Agent shall terminate Escrow and make a full and prompt return of funds so that refunds are made to each Subscriber in the exact amount received from said Subscriber, without deduction, penalty, or expense to Subscriber. In the event Escrow Agent receives a written instruction from Issuer (generally via notification in the application programming interface ("API")), Escrow Agent shall, pursuant to those instructions, distribute funds from such Escrow Amount pursuant to the instructions of Issuer. Issuer acknowledges that there is a 24-hour (one business day) processing time once a request has been received to break Escrow. Issuer's written instructions to Escrow Agent shall certify that all conditions set forth in the Offering

© Copyright, 2015 FundAmerica Securities, LLC All Rights Reserved

Statement for release of funds have been met for a closing of the Offering and include a schedule of deductions from the Escrow Account for any broker fees and other funds for management and offering and selling expenses from the gross proceeds of the Escrow Account prior to remitting such funds, if and when due, to Issuer. Issuer hereby authorizes Escrow Agent to deduct broker fees and other funds for management and offering and selling expenses from the gross proceeds of the Escrow Account prior to remitting such funds, if and when due, to Issuer. Escrow Agent is hereby directed to remit such funds directly to the broker(s) and other parties, if any, to which they are due. Net proceeds (meaning gross proceeds less amounts remitted to brokers and other parties, and interest earned or accumulated in the Escrow Account) will then be remitted to Issuer as described above. Furthermore, Issuer directs Escrow Agent to accept instructions regarding fees from any registered securities broker in the syndicate, if any.

5. Collection Procedure. Escrow Agent is hereby authorized, upon receipt of Subscriber funds not transmitted directly into the Escrow Account, to promptly deposit them in the Escrow Account. Any Subscriber funds which fail to clear or are subsequently reversed, including but not limited to ACH chargebacks and wire recalls, shall be debited to the Escrow Account, with such debits reflected on the escrow ledger. Any and all fees paid by Issuer for funds receipt and processing are non-refundable, regardless of whether ultimately cleared, failed, rescinded, returned or recalled. In the event of any Subscriber refunds, returns or recalls after funds have already been remitted to Issuer, then Issuer hereby irrevocably agrees to immediately and without delay or dispute send equivalent funds to Escrow Agent to cover the refund, return or recall. Issuer will address directly with said Subscriber any disputes, including taking whatever actions Issuer determines appropriate, but Issuer shall not involve Escrow Agent in any such disputes.

6. Investment of Escrow Amount. Escrow Agent may, at its discretion, invest any or all of the Escrow account balance as permitted under SEC Rule 15c2-4. This generally means short term investments in: (1) bank accounts, (2) bank money-market accounts, (3) short term certificates of deposit issued by a bank, and/or (4) short-term securities issued or guaranteed by the U S Government. Interest accumulated on the balances is the property of Escrow Agent as part of its Escrow Administration Fee.

7. Escrow Administration Fees, Compensation of Escrow Agent. Issuer shall pay the Escrow Agent certain escrow administration fees ("Administration Fees") as following: (i) $225.00 escrow account set up fee, (ii) $25.00 per month escrow account fee, (iii) applicable fees for fund transfers and accounting as follows: Inbound and outbound funds fees - $0.50 per ACH transfer, $15.00 per domestic wire transfer, $10.00 per check and $2.50 per investor (one time accounting fee upon receipt of funds); (iv) AML review fee of $2.00 for each domestic investor or $5.00 - $60.00 for all other international investors depending on domicile, (v) $20.00 processing fee for each AML and fund transfer exception, if any, and (vi) $45.00 for each bad actor check (per entity, issuer and each associated person). The Administration Fees shall not exceed a maximum of $170,000.00. Issuer is liable to Escrow Agent to pay and agrees to pay Escrow Agent, even under circumstances where Issuer has entered an agreement that said fees are to be paid by a funding platform, lead syndicate broker or another representative of Issuer. All fees are charged immediately, and are not contingent in any way on the success or failure of the Offering. Furthermore, Escrow Agent is exclusively entitled to retain as part of its compensation, any and all investment interest, gains and other income earned pursuant to item 6 above. No fees, charges or expense reimbursements of Escrow Agent are reimbursable, and are not subject to pro-rata analysis. All fees and charges, if not paid by a representative of Issuer (e.g. funding platform, lead syndicate broker, etc.), may be made via either the Issuer's credit card or ACH information on file with FundAmerica Securities. It is acknowledged and agreed that no fees, reimbursement for costs and expenses, indemnification for any damages incurred by the Issuer or the Escrow Agent shall be paid out of or chargeable to the investor funds on deposit in the Escrow Account.

8. Term and Termination. This Agreement will remain in full force during the Escrow Period. Even Term and Termination. This Agreement will remain in full force during the Escrow Period. Even after this Agreement is terminated, certain provisions will remain in effect, including, but not limited to, items 3, 4, 5, 9, 10 and 12 of this Agreement.

© Copyright, 2015 FundAmerica Securities, LLC All Rights Reserved

9. Binding Arbitration, Applicable Law and Venue, Attorneys Fees. The parties agree that this Agreement is governed by, and will be interpreted and enforced in accordance with, the laws of the State of New York, without regard to principles of conflict of laws. Any claim or dispute arising under this Agreement may only be brought in arbitration, pursuant to the rules of the Financial Industry Regulatory Authority ("FINRA"), with venue in the city of New York, New York State. Each of the parties hereby consents to this method of dispute resolution, as well as jurisdiction, and consent to this being a convenient forum for any such claim or dispute and waives any right it may have to object to either the method, venue or jurisdiction for such claim or dispute. Any award an arbitrator makes will be final and binding on all parties and judgment on it may be entered in any court having jurisdiction. Furthermore, the prevailing party shall be entitled to recover damages plus reasonable attorney's fees.

10. Liability and Indemnity. The Escrow Agent shall not be liable for any action taken or omitted hereunder, or for the misconduct of any employee, agent or attorney appointed by it, except in the case of willful misconduct or gross negligence. The Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Escrow Amounts or any part thereof or to file any financing statement under the Uniform Commercial Code with respect to any part thereof. You agree to defend, indemnify and hold FundAmerica Securities and its affiliates (including FundAmerica Technologies, LLC), directors, employees, service providers, advertisers, officers, agents, and partners and third-party service providers, including Bank or other FDIC member bank, harmless from any loss, liability, claim, or demand, including reasonable attorney's fees, made by any third party due to or arising out of this Agreement and/or arising from a breach of any provision in this Agreement, except in the case of willful misconduct or gross negligence. This defense and indemnification obligation will survive termination of this Agreement. FundAmerica Securities reserves the right to assume, at its sole expense, the exclusive defense and control of any such claim or action and all negotiations for settlement or compromise, and you agree to reasonably cooperate with FundAmerica Securities in the defense of any such claim, action, settlement or compromise negotiations, as requested by FundAmerica Securities.

11. Entire Agreement, Severability and Force Majeure. This Agreement contains the entire agreement between Issuer and FundAmerica Securities regarding the Escrow Account. If any provision of this Agreement is held invalid, the remainder of this Agreement shall continue in full force and effect. Furthermore, no party shall be responsible for any failure to perform due to acts beyond its reasonable control, including acts of God, terrorism, shortage of supply, labor difficulties (including strikes), war, civil unrest, fire, floods, electrical outages, equipment or transmission failures, internet interruptions, vendor failures (including information technology providers), or other similar causes.

12. Changes. Escrow Agent may, at its sole discretion, comply with any new, changed, or reinterpreted regulatory or legal rules, laws or regulations, and any interpretations thereof, and without necessity of notice, to modify either this Agreement and/or the Escrow Account to comply or conform to such changes or interpretations. Escrow Agent will notify Issuer of material changes as soon as practicable. Furthermore, all parties agree that this Agreement shall continue in full force and be valid, unchanged and binding upon any successors of FundAmerica Securities. Changes to this Agreement will be sent to you via email.

13. Notices. Any notice to Escrow Agent is to be sent to escrow@fundamericasecurities.com. Any notices to Issuer will be to nas@brewdog.com with a copy to kalmerico@dimuro.com.

14. Language. It is expressly agreed that it is the will of all parties, including Escrow Agent and Issuer that this Agreement and all related pages, forms, emails, alerts and other communications have been drawn up and/or presented in English.

© Copyright, 2015 FundAmerica Securities, LLC All Rights Reserved

15. Electronic Signature and Communications Notice and Consent. Digital (electronic) signatures, often referred to as an e-signature, enable paperless contracts and help speed up business transactions. The 2001 E-Sign Act was meant to ease the adoption of electronic signatures. The mechanics of this Agreements electronic signature include your signing this Agreement below by typing in your name, with the underlying software recording your IP address, your browser identification, the timestamp, and a securities hash within an SSL encrypted environment. This electronically signed Agreement will be available to both Issuer and Escrow Agent, as well as any associated bankers, brokers and platforms so they can access and copy it at any time, and it will be stored and accessible on the FundAmerica Securities Service. Issuer and Escrow Agent hereby consent and agree that electronically signing this Agreement constitutes Issuers signature, acceptance and agreement as if actually signed by Issuer in writing. Further, all parties agree that no certification authority or other third party verification is necessary to validate any electronic signature; and that the lack of such certification or third party verification will not in any way affect the enforceability of your signature or resulting contract between Issuer and Escrow Agent. You understand and agree that your e-signature executed in conjunction with the electronic submission of this Agreement shall be legally binding and such transaction shall be considered authorized by you. Issuer agrees that its electronic signature is the legal equivalent of its manual signature on this Agreement consenting to be legally bound by this Agreements terms and conditions. Furthermore, Issuer and Escrow Agent hereby agree that all current and future notices, confirmations and other communications regarding this Escrow Services Agreement specifically, and future communications in general between the parties, may be made by email, sent to the email address of record as set forth in Section 13 above, or as otherwise from time to time is changed or updated and disclosed to the other party, without necessity of confirmation of receipt, delivery or reading, and such form of electronic communication is sufficient for all matters regarding the relationship between the parties. If any such electronically sent communication fails to be received for any reason, including but not limited to such communications being diverted to the recipient's spam filters by the recipients email service provider, or due to a recipients change of address, or due to technology issues by the recipients service provider, the parties agree that the burden of such failure to receive is on the recipient and not the sender, and that the sender is under no obligation to resend communications via any other means, including but not limited to postal service or overnight courier, and that such communications shall for all purposes, including legal and regulatory, be deemed to have been delivered and received. No physical, paper documents will be sent to Issuer, and if you desire physical documents then you agree to be satisfied by directly and personally printing, at your own expense, the electronically sent communication(s) and maintaining such physical records in any manner or form that you desire.

16. Counterparts. This Agreement may be executed in several counterparts or by separate instruments and by email transmission and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

17. Substitute Form W9: Taxpayer Identification Number certification and backup withholding statement.

PRIVACY ACT STATEMENT: Section 6109 of the Internal Revenue Code requires the Issuer to provide FundAmerica Securities with your correct Taxpayer Identification Number (TIN).
Name of Business: BrewDog USA Inc. Tax Identification Number: 47-4320975
Under penalty of perjury, by signing this Agreement below I certify that: 1) the number shown above is our correct business taxpayer identification number; 2) our business is not subject to backup withholding unless we have informed FundAmerica in writing to the contrary; and 3) our Company is a U.S. domiciled business.

Your Consent is Hereby Given: By signing this Agreement, Issuer explicitly agrees to receive documents electronically including its copy of this signed Agreement as well as ongoing disclosures, communications and notices.

© Copyright, 2015 FundAmerica Securities, LLC All Rights Reserved

Agreed as of the date set forth above by and between:

BrewDog USA Inc.

By:______________________________

Name: Neil Simpson

Title: CFO

FundAmerica Securities, LLC

By:______________________________

Name: Jonathan Self

Title: President